EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-15399) and the Registration Statements on Form S-3 (SEC File Nos. 333-67490, 333-63938, 333-57772 and 333-113179) of our report dated June 23, 2008, relating to the consolidated financial statements of Semotus Solutions, Inc. and subsidiaries which appears in the Annual Report on Form 10-KSB.

/s/ LL Bradford & Company, LLC
LL Bradford & Company, LLC

June 27, 2008